Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of our report dated March 10, 2004, except as to Note 19 which is as of November 24, 2004, relating to the financial statements and financial statement schedule, which appears in Monongahela Power Company’s Current Report on Form 8-K dated December 6, 2004. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/S/ PricewaterhouseCoopers LLP —————————————— PricewaterhouseCoopers LLP Pittsburgh, Pennsylvania January 19, 2005